U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                          AMENDMENT NO. 2
                                to
                              FORM 10

            GENERAL FORM FOR REGISTRATION OF SECURITIES

                Pursuant to Section 12(b) or (g) of
              the Securities Exchange Act of 1934


                   MOUNTAINWALK ACQUISITION CORPORATION
                  -----------------------------
      (Exact name of registrant as specified in its charter)


 Delaware                                46-3469245
------------------                   ------------------------------
(State or other jurisdiction         (I.R.S. Employer Identification
of incorporation or organization)          No.)


                     215 Apolena Avenue
              Newport Beach, California 92662
 ------------------------------------------------------------
(Address of principal executive offices )  (Zip Code)


Registrant's telephone number, including area code:     202/387-5400
				Fax Number:		949/673-4525

Securities to be registered
   pursuant to Section 12(b) of the Act:              None

Securities to be registered
    pursuant to Section 12(g) of the Act:             Common Stock,
                                                     $0.0001 Par Value
                                                     (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer               Accelerated filer
Non-accelerated filed                 Smaller reporting company  X

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ITEM 1.  BUSINESS.

     Mountainwalk Acquisition Corporation is a blank check company and qualifies as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act which became law in April, 2012. The definition of an "emerging growth company" is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.
See "The Company: The Jumpstart Our Business Startups
Act" contained herein.

      Mountainwalk Acquisition Corporation ("Mountainwalk") was incorporated on May 1, 2013 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Mountainwalk has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Mountainwalk has been formed to provide a method for a foreign or domestic private company to become a reporting company as part of the process toward the public trading of its stock.

     The president of Mountainwalk is the president, director and shareholder of Tiber Creek Corporation. Tiber Creek Corporation assists companies in becoming public companies and with introductions to the financial community.

     The benefits of a business combination with Mountainwalk include:

    1. Reincorporation of the private company in Delaware whose General Corporate Law is considered favorable for the operations of corporations.

    2. The recapitalization of the stock structure of the private company suitable for a public company.

    3. The introduction of management of the private company to the reporting and other requirements of a public company before commencement of trading.

    4. Increased visibility of the private company among the financial community.

    5. Reassurance to shareholders of the private company that the process of registering their shares for trading has commenced and such shareholders can begin to view filings of the the company, even prior to registration of their own shares, on the web site of the SEC. Initial shareholders receive registration rights in the subscription agreement.

     Tiber Creek will typically neogtiate an agreement with a company for assisting it to become a public reporting company and for the preparation and filing of a registration statement and for its introduction to brokers and market makers. Such services may include, when and if appropriate, the use of Mountainwalk. Mountainwalk will only be used as part of such process and is not offered for direct sale. For its services, Tiber Creek will receive cash compensation and if Mountainwalk is used as part of the process to take a company public, Tiber Creek will typically retain a non-controlling equity interest; if Mountainwalk is not used as part of the process, Tiber Creek will typically be granted a non-controlling equity interest in the company going public.

     A combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

    Once any change in control of the Company is effected, if at all, if new management wishes to issue shares of the Company's stock prior to filing a registration statement, they will be governed by the rules and regulations regarding the sale of unregistered securities.


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     Mountainwalk has not generated revenues and has no income or cash flows from operations since inception. The continuation of Mountainwalk as a going concern is dependent upon financial support from its stockholders.

     Tiber Creek has agreed to fund the expenses of Mountainwalk until a change in control without reimbursement after which time any future expenses will become the responsibility of new management. Because of the nature of the Mountainwalk and its absence of any on-going operations, these expenses are anticipated to be relatively low.

Aspects of a Public Company

     There are certain perceived benefits to being a public company whose securities are trading:

These are commonly thought to include the following:

 +    increased visibility in the financial community;
 +    increased valuation;
 +    greater ease in raising capital;
 +    compensation of key employees through stock options for
          which there may be a market valuation;
 +    enhanced corporate image.

     There are also certain perceived disadvantages to being a trading company. These are commonly thought to include the following:

 +    requirement for audited financial statements;
 +    required publication of corporate information;
 +    required filings of periodic and episodic reports with the
          Securities and  Exchange Commission;
 +    increased rules and regulations governing management,
          corporate  activities and shareholder relations.

Potential Private Companies

     Business entities, if any, which may be interested in a combination with Mountainwalk may include the following:

 +    a company for which a primary purpose of becoming public is the use  of its securities for the acquisition of assets
          or businesses;
 +    a company which is unable to find an underwriter of its
          securities or is unable to find an underwriter of securities on terms acceptable to it;
 +    a company which wishes to become public with less dilution of its  securities than would occur upon an underwriting;
 +    a company which believes that it will be able to obtain
          investment capital on more favorable terms after it has
          become public;
 +    a foreign company which may wish an initial entry into the
          United  States securities market;
 +    a special situation company, such as a company seeking a
          public market  to satisfy redemption requirements under
          a qualified Employee Stock Option Plan;
 +    a company seeking one or more of the other perceived
          benefits of  becoming a public company.

     A business combination with a private company will normally involve the transfer to the private company of the majority of the issued and outstanding common stock of Mountainwalk and the substitution by the private company of its own management and board of directors.

     The proposed business activities described herein classify Mountainwalk as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations limiting the public sale of securities of blank check companies. Mountainwalk will not make any efforts to cause a market to develop in its securities until such time as Mountainwalk has successfully implemented a business combination and it is no longer classified as a blank check company.


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     Mountainwalk is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. Mountainwalk will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of Mountainwalk. Since a principal benefit of a business combination with Mountainwalk would normally be considered its status as a reporting company, it is anticipated that Mountainwalk will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long.

     James Cassidy is the president and a director of Mountainwalk and the sole officer, shareholder and director of Tiber Creek Corporation, which is a 50% shareholder of Mountainwalk. James McKillop is the vice president and a director of Mountainwalk and the sole shareholder and officer of ABN Bridge Corporation which is a 50% shareholder of Mountainwalk.

     Mountainwalk has no employees nor are there any other persons than Mr. Cassidy and Mr. McKillop who devote any of their time to its affairs. All references herein to management of Mountainwalk are to Mr. Cassidy and Mr. McKillop. The inability at any time of either of these individuals to devote sufficient attention to Mountainwalk could have a material adverse impact on its operations.

Glossary

"Blank check" company          As used herein, a "blank check" company
                               is a development stage company that has
                               no specific business plan or purpose or
                               has indicated that its business plan is
                               to engage in a merger or acquisition with an unidentified company or companies.

Business combination           Normally a merger, stock-for-stock  or
                               stock-for-assets exchange with a private company or the shareholders of the private company.

Emerging Growth Company	       A company with an initial public offering
	                       of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.

Mountainwalk or                   The corporation whose common stock is the
the Registrant                 subject of this registration statement.

Exchange Act                   The Securities Exchange Act of 1934, as
                               amended.

Securities Act                 The Securities Act of 1933, as amended.

Reporting Company              A company with a class of securities registered
                               under Section 12 of the Securities Exchange
                               Act of 1934

Jumpstart Our Business Startups Act

     The disclosure contained below, discusses generally the terms of the "Jumpstart Our Business Startups Act". Currently the Company is without operations or revenues and as such does not anticipate that it will effect the certain of the transactions covered by such Act until, if at all, the time a change in control of the Company is effected. Until such time as the Company effects a change in control it does not anticipate that it will benefit from the exemptions from certain financial disclosure required in a registration statement as well as the simplification of the sale of securities and the relaxation of general solicitation for Rule 506 offerings.

     In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

     Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

     Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

     Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;


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     Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

     Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

     In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will not longer qualify as an emerging growth company after the earliest of

     (i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

     (ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

     (iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

     (iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

     The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

     Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

     (i) audited financial statements required for only two fiscal years;
     (ii) selected financial data required for only the fiscal years that were audited;
     (iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)


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     However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

     The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

     The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

     Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

     Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

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     Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

     Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

     Election to Opt Out of Transition Period.   Section 102(b)(1) of the
JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934
Act) are required to comply with the new or revised financial accounting standard.

     The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.



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ITEM 1A.  RISK FACTORS

   The business of Mountainwalk is subject to numerous risk factors, including the following:

The Company has no operations to date and is not expected to begin any operations until a change in control, if then.

   Mountainwalk has no operating history nor revenue with minimal assets and operates at a loss and its continuation as a going concern is dependent uponsupport from its stockholders or obtaining additional capital.

     Mountainwalk has not generated revenues and has no income or cash flows from operations since inception. Mountainwalk has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

    Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Mountainwalk until a business combination is effected, without repayment. There is no assurance that Mountainwalk will ever be profitable.

The Company has only two directors, officers and shareholders and as such may not benefit from diverse and muliptle opinions.

     The only officers and directors of Mountainwalk are James Cassidy and James McKillop. Because management consists of only these two persons, Mountainwalk does not benefit from multiple judgments that a greater number of directors or officers would provide. Mountainwalk will rely completely on the judgment of its officers and directors when selecting a company. Mr. Cassidy and Mr.
     McKillop anticipate devoting only a limited amount of time to the business of Mountainwalk. Neither Mr. Cassidy nor Mr. Mr. McKillop has entered into written employment agreements with Mountainwalk and they are not expected to do so. Mountainwalk has not obtained key man life insurance on either officer or director.
     The loss of the services of either Mr. Cassidy or Mr. McKillop could adversely affect development of the business of Mountainwalk and its likelihood of commencing operations.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

     Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.


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Indemnification of officers and directors may put Mountainwalk's assets at risk.

     The certificate of incorporation of Mountainwalk provides that Mountainwalk may indemnify officers and/or directors of Mountainwalk for liabilities, which can include liabilities arising under the securities laws. Assets of Mountainwalk could be used or attached to satisfy any liabilities subject to such indemnification.

The voting control by the two current shareholders who are also the sole officers and directors gives such shareholders the ability to change the business plan of the Company.

     The two current shareholders of the Company are also its sole officers and directors and hold 100% of the outstanding stock of the Company. As such these shareholders are in control of the Company and its direction and business plan. Although these two shareholders/officers/directors are the initial creators of the Company and created the Company for the purposes stated in this registration statement, as sole controlling shareholders, these shareholders have the ability to change the purpose and direction of the Company without further amendment to this registration statement.


The proposed operations of Mountainwalk are speculative.

     The success of the proposed business plan of Mountainwalk will depend to a great extent on the operations, financial condition and management of the private company which combines with Mountainwalk. While business combinations with entities having established operating histories are preferred, there can be no assurance that Mountainwalk will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if Mountainwalk had more funds available to it, would be desirable. In the event Mountainwalk completes a business combination the success of its operations will be dependent upon management of the private company and numerous other factors beyond the control of Mountainwalk. There is no assurance that Mountainwalk can identify a company and consummate a business combination.

The Company will seek only one business combination and as such there is no diversification of investment.

   The purpose of Mountainwalk is to seek, and acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. Mountainwalk may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location.
   Management anticipates that Mountainwalk will be able to participate in only one potential business venture because Mountainwalk has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Mountainwalk because it will not permit Mountainwalk to offset potential losses from one venture against gains from another.

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Possible classification as a penny stock which may increase reporting obligations for any transaction and additional burden on any potential broker.

     In the event that a public market develops for the securities of Mountainwalk following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Mountainwalk, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital
     Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

There is a scarcity of and competition for business opportunities and combinations.

     Mountainwalk is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition candidates for Mountainwalk. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Mountainwalk and, consequently, Mountainwalk will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Mountainwalk will also compete with numerous other small public companies in seeking merger or acquisition candidates.

There is no agreement for a business combination and no minimum requirements for business combination.

     Tiber Creek is continually in discussion with various entities who are considering the use of a reporting company as part of the process of going public. As of the date of this registration statement, Mountainwalk has no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, Mountainwalk enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that Mountainwalk will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected. Mountainwalk has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a private company to have achieved, or without which Mountainwalk would not consider a business combination with such business entity. Accordingly,

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     Mountainwalk may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that Mountainwalk will be able to negotiate a business combination on terms favorable to Mountainwalk.

Reporting requirements may delay or preclude acquisition.

     Pursuant to the requirements of Section 13 of the Exchange Act, Mountainwalk is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the private company. The additional time and costs that may be incurred by some potential companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Mountainwalk. Prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

     Notwithstanding a company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Mountainwalk at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, Mountainwalk will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a company might prove to be an unfavorable one for Mountainwalk.

Possible Regulation under Investment Company Act which, if imposed, would substantially increase reporting and compliance costs and regulations.

     In the event Mountainwalk engages in business combinations which result in Mountainwalk holding passive investment interests in a number of entities, Mountainwalk could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, Mountainwalk would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Mountainwalk has obtained no formal determination from the Securities and Exchange Commission as to the status of Mountainwalk under the Investment Company Act of 1940. Any violation of such Act could subject Mountainwalk to material adverse consequences.

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Mountainwalk will probably effect a change in control and management and the biographies and objectives of such management and its impact on the Company are unknown.

    A business combination involving the issuance of the common stock of Mountainwalk will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Mountainwalk. As a condition of the business combination agreement, the shareholders of Mountainwalk may agree to sell, transfer or retire all or a portion of their stock of Mountainwalk to provide the target company with all or majority control. The resulting change in control of Mountainwalk will likely result in removal of the present officers and directors of Mountainwalk and a corresponding reduction in or elimination of their participation in the future affairs of Mountainwalk.

Mountainwalk will probably effect a business combination which may have a possible impact on the value of the shares of its common stock so reliance on such present data is not a good indicator of future value.

     A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of Mountainwalk may increase or decrease, perhaps significantly.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Mountainwalk may undertake.

     Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Mountainwalk intends to structure any business combination so as to minimize the federal and state tax consequences to both Mountainwalk and the private company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction. Any potential acquisition or merger with a foreign company may create additional risks.


It is possible Mountainwalk will enter a business combination with a foreign entity and will therefore be subject to risks and taxes that are currently unknown and the impact of which is presently unpredictable.

      If Mountainwalk enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments

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      positions, and in other respects. Any business combination with a foreign company may result in control of Mountainwalk by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against Mountainwalk.

ITEM 2.  FINANCIAL INFORMATION

PLAN OF OPERATION.

     Mountainwalk has had no operating history nor any revenues or earnings from operations. Mountainwalk has no significant assets or financial resources. The Company has not generated revenues and has no income or cash flows from operations since inception. Mountainwalk has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

     The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with a business entity for the combination of that company with Mountainwalk. Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Mountainwalk until a business combination is effected without repayment.

There is no assurance that Mountainwalk will ever be profitable.

     Mountainwalk has no operations nor does it currently engage in any business activities generating revenues. Mountainwalk's principal business objective for the following 12 months is to be used in a business combination with a private company as part of that company's process to become a public company.

     Mountainwalk anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934, including accounting fee and (ii) payment of annual corporate fees. It is anticipated that such expenses will not exceed $5,000 although Tiber
Creek has not set a limit on the amount of expenses it will pay on behalf of Mountainwalk. Tiber Creek has agreed to fund the expenses of Mountainwalk until a change in control without reimbursement after which time such expenses will become the responsibility of new management. Because of the nature of the Mountainwalk and its absence of any on-going operations, these expenses are anticipated to be relatively low.


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Business Combination with a Private Company

     Tiber Creek Corporation assists companies to become public reporting companies, for the preparation and filing of a registration statement and for introduction to brokers and market makers.
Such services may include, when and if appropriate, effecting a business combination with Mountainwalk.

     As potential candidates for a business combination, Tiber Creek is always in various stages of discussion with potential private companies. At the time that one of these companies retains Tiber Creek and a decision is made to combine the company with Mountainwalk, then Mountainwalk will make an appropriate filing reporting that event.

     Mountainwalk will not make any independent search for a possible private company nor will it retain or use any entity to identify or analyze the merits of a private company. Mountainwalk will effect a business combination with a private company as part of the process of teh private company becoming a public reporting company.

Management of Mountainwalk

     Mountainwalk has no full time employees. James Cassidy and James McKillop are the officers and directors of Mountainwalk and its indirect beneficial shareholders. Mr. Cassidy, as president of Mountainwalk, and Mr. McKillop as vice president, will allocate a limited portion of time to the activities of Mountainwalk without compensation. Potential conflicts may arise with respect to the limited time commitment by management and the potential demands of the activities of Mountainwalk.

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     The amount of time spent by Mr. Cassidy or Mr. McKillop on the activities of Mountainwalk is not predictable. Such time may vary widely from an extensive amount when reviewing a company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time that will actually be required to spend to review suitable companies.

General Business Plan

     The purpose of Mountainwalk is to effect a business combination with a business entity which chooses to become a public company by the use of such a combination with a reporting company and desires to seek the perceived advantages of utlizing a corporation which has a class of securities registered under the Exchange Act.

     Mountainwalk will not be restricted to any specific business, industry, or geographical location and Mountainwalk may participate in a business venture of virtually any kind or nature. Mountainwalk will not conduct a search for a target company. Mountainwalk will be available for use by any client of Tiber Creek which wishes to use a reporting company incident to the process of registering its securities and becoming a reporting company.

    Management anticipates that it will be able to participate in only one potential business venture because Mountainwalk has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Mountainwalk because it will not permit Mountainwalk to offset potential losses from one venture against gains from another.

     The private company with which Mountainwalk may effect a business combination may have recently commenced operations, or may wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

     As a policy established at the creation of the Company, the current officers, directors or shareholders of the Company are prohibited from having any direct or indirect ownership or other interests of any target company prior to any business combination with the Company. This prohibition could be changed by the current directors of the Company who are also its only shareholders.

     After a change in control of the Company and after a subsequent business combination, if any, the current shareholders of Mountainwalk will likely retain an equity interest in Mountainwalk, which would be a non-controlling equity interest. The current officers and directors of Mountainwalk will not be officers nor directors after any change in control. Payment of compensation to any of Mountainwalk's officers, directors or shareholders will not be a condition to a change in control or any subsequent business combination.


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     Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     Mountainwalk has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets.

     Sixty days after the initial filing of this registration statement, Mountainwalk will automatically become subject to the reporting requirements of the Securities Exchange Act of 1934. Included in these requirements is the duty of Mountainwalk to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

     Because of the time required to prepare financial statements, a private company which has entered into a business combination agreement may wish to take control of Mountainwalk before the it has completed its audit. Among other things, this will allow the private company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, Mountainwalk will only have access to unaudited and possibly limited financial information about the private company in making a decision to combine with that company.

     Following a business combination Mountainwalk may require the services of others in regard to accounting, legal services, underwritings and corporate public relations. Tiber Creek Corporation may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

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Terms of a Business Combination

     In implementing a structure for a particular business combination, Mountainwalk may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a change in control, it is likely that the present management and shareholders of Mountainwalk will no longer be in control of Mountainwalk. In addition, it is likely that the officers and directors of Mountainwalk will, as part of the terms of the change in control, resign and be replaced by one or more new officers and directors.

     It is anticipated that any securities issued in any business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. Mountainwalk will likely register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after Mountainwalk has entered into an agreement for a business combination or has consummated a business combination and Mountainwalk is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of Mountainwalk may depress the market value of the securities of Mountainwalk in the future if such a market develops, of which there is no assurance.

     While the terms of a business transaction to which Mountainwalk may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

     Mountainwalk will participate in a business combination only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

     James Cassidy and James McKillop, the officers and directors will provide their services without charge or repayment by Mountainwalk until such time as a change in control is effected. Messrs. Cassidy and McKillop are currently the sole indirect shareholders of Mountainwalk. After effecting a change in control and any possible subsequent business combination, it is likely that Messrs. Cassidy and McKillop will retain certain non-controlling indirect share ownership but no additional shares nor compensation or repayment of any sort will be made.


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Undertakings and Understandings Required of private Companies

     Tiber Creek typically neogtiates an agreement with a company ato assist it to become a public reporting company and for the preparation and filing of a registration statement and for its introduction to brokers and market makers. Such services may include, when and if appropriate, the use of Mountainwalk.

     As part of this agreement, Tiber Creek may request certain representations from the Company that wishes to become a public company, whether by direct registration statement or by a change in control with Mountainwalk and a subsequent business combination. These representations from the private company include:

(i) that it understands that as a public company it is required to make certain filings and to take all steps necessary to remain a reporting company, once reporting, under the Exchange Act;

(ii) that it understands that there are certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S; and

(iii) that it gives assurances of its intention to comply with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange Commission, and other applicable laws, rules and regulations.

     However, Tiber Creek does not take action to enforce these understandings.

     A potential private company should be aware that the market price and trading volume of the securities of Mountainwalk, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in Mountainwalk within the United States financial community. Mountainwalk does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in Mountainwalk's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in Mountainwalk's securities, which may result in a significant pressure on their market price. Mountainwalk may consider the ability and commitment of a private company to actively encourage interest in Mountainwalk's securities following a business combination in deciding whether to enter into a transaction with such company.

Competition

     Mountainwalk will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Mountainwalk. In view of Mountainwalk's combined extremely limited financial resources and limited management availability, Mountainwalk will continue to be at a significant competitive disadvantage compared to Mountainwalk's competitors.

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ITEM 3.  PROPERTIES.

     Mountainwalk has no properties and at this time has no agreements to acquire any properties. Mountainwalk currently uses the offices of Tiber Creek Corporation in Los Angeles, California, at no cost to Mountainwalk. Tiber Creek Corporation will continue this arrangement until Mountainwalk completes a business combination.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                AND MANAGEMENT.

     The following table sets forth each person known by Mountainwalk to be the beneficial owner of five percent or more of the common stock of Mountainwalk, all directors individually and all directors and officers of Mountainwalk as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address             Amount of Beneficial
of Beneficial Owner          Ownership              Percentage of Class
------------------------     --------------------   -------------------
Tiber Creek Corporation (1)       10,000,000               50%
215 Apolena Avenue
Newport Beach, CA 92662

ABN Bridge Corporation  (2)       10,000,000               50%
9454 Wilshire Boulevard
Beverly Hills, California 90212

All Executive Officers and        20,000,000              100%
Directors as a Group (1 Person)

     (1) As the sole shareholder, officer and director of Tiber Creek Corporation, a Delaware corporation, James Cassidy, president, secretary and a director of Mountainwalk, is deemed to be the beneficial owner of the shares of common stock of Mountainwalk owned by it.

     (2) As the sole shareholder, officer and director of ABN Bridge Corporation James McKillop, vice president and a director of Mountainwalk, is deemed to be the beneficial owner of the shares of common stock of Mountainwalk owned by it.

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ITEM 5.  DIRECTORS AND  EXECUTIVE OFFICERS

     Mountainwalk has two directors and officers as follows:

Name                        Age         Positions and Offices Held

James Cassidy               78          President, Secretary, Director
James McKillop              54          Vice President, Director

     Set forth below are the name of the directors and officers of Mountainwalk, all positions and offices held and the business experience during at least the last five years:

    James Cassidy, Esq., LL.B., LL.M., serves as a director,
president and secretary of Mountainwalk. Mr. Cassidy received a Bachelor of Science in Languages and Linguistics from Georgetown University in
1960, a Bachelor of Laws from The Catholic University School of Law in
1963, and a Master of Laws in Taxation from The Georgetown University
School of Law in 1968.  From 1963-1964, Mr. Cassidy was law clerk to the Honorable Inzer B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law
clerk to the Honorable Wilbur K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was
an associate of the law firm of Kieffer & Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, and its predecessors, specializing in securities law and related corporate and federal taxation matters. Mr. Cassidy also serves as President, sole director and shareholder of Tiber Creek Corporation, which is a shareholder of Mountainwalk. Tiber Creek also provides services to companies in assisting it them in becoming public companies and with introductions
to the financial community.   Mr. Cassidy is a member of the bars of the
District of Columbia and the State of New York, and is admitted to practice before the United States Tax Court and the United States Supreme Court. Mountainwalk believes Mr. Cassidy to have the business experience necessary to serve as a director of Mountainwalk as it seeks to enter into a business combination. As a lawyer involved in business transactions and securities matters, Mr. Cassidy has had ample experience in evaluating companies and management, understanding business plans, assisting in capital raising and determining corporate structure and objectives.

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 James McKillop serves as a director and vice president of Mountainwalk. Mr. McKillop began his career at Merrill Lynch. Mr. McKillop has also been involved in financial reporting and did a daily stock market update for KPCC radio in Pasadena, California. Mr. McKillop is the founder of ABN Bridge Corporation which specializes in consulting and public relations. Mr. McKillop has provided consulting services to Tiber Creek Corporation for more than five years. Mr. McKillop has written articles for varous publications on financial matters. He has been a past member of the World Affairs Council. Mr. McKillop received his Bachelor of Arts in Economics in 1984 from the University of California at Los Angeles. With his background in financial and securities matters, Mountainwalk believes Mr. McKillop to have experience and knowledge that will serve Mountainwalk in seeking, evaluting and determining a suitable private company.

     There are no agreements or understandings for the above-named officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person.

Recent Blank Check Companies

     James Cassidy, the president and a director of Mountainwalk and James McKillop, vice president and a director of Mountainwalk, are involved with other existing blank check companies and with blank check companies that have had a change in control or change in management and directors and-or have effected a business combination. The initial business purpose of each of these companies was to engage in a business combination with an unidentified private company or companies and each was a blank check company until completion of a business combination.

     The below listed companies each independently negotiated with Tiber Creek for Tiber Creek to assist it in going public. The companies listed below are those that as part of going public chose to use an existing reporting company as a vehicle to go public rather than to effect go public by a registration statement pursuant to the Securities Act of 1933. These companies paid Tiber Creek for its assistance in choosing the method by which to go public, the process of going public and for its on-going services for introductions into the brokerage community.

     Typically Tiber Creek receives compensation for its services and retaines a stock interest in the reporting company if a public company was used as the vehicle. If a company chooses to go public by a use of a registration statement pursuant to the Securities Act of 1933, Tiber Creek will retain an equity interest therein as well.
For its complete package of services, which includes taking a company public whether by merger with a public shell or direct registration statement, preparation of a registration statement on Form S-1 for registration of its securities, assistance in corporate structuring, introductions to the brokerage community and review of documents or materials intended to be used by the private company once a public reporting company, Tiber Creek receives compensation in the range of $100,000.

   Tiber Creek engages the law firm which prepares the legal documentation required for the client company to take control of the reporting company and to commence filing its periodic and periodic reports.

     A change in control of a company as listed below will not change that company's status as a shell company. Once a company effects a business combination such as a merger with a company that has operations, revenues, a business plan or other corporate structure, then at that time, the company's status as a shell company may change. At such time, such company will flie a Form 8-K noticing the business combination information and notice of the change in its status.

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     The information summarizes the blank check companies with which Mr. Cassidy and/or Mr. McKillop is or has been involved in the past five years which filed a registration statement on Form 10 or Form 10-SB. In most instances that a business combination is transacted with one of these companies, it is required to file a Current Report on Form 8-K describing the transaction. Reference is made to the Current Report on Form 8-K filed for any company listed below and for additional detailed information concerning the business combination entered into by that company, including financial information.

     Cabinet Acquisition Corporation: Form 10-SB filed on 8/28/2000, file number 0-31398. Mr. Cassidy was the sole indirect beneficial shareholder, officer and director of the corporation. On October 8, 2009, the corporation effected a change in control with the redemption of 500,000 shares of common stock for a consideration at par of $.0001 and the issuance of 3,000,000 additional shares of common stock at a consideration of par, $.0001, and the election of new directors and appointment of new officers. Mr. Cassidy beneficially retained 500,000 shares and resigned from all offices and as a director.

     Canistel Acquisition Corporation. Form 10 filed on May 23, 2008, file number 000-53255. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 7, 2010, the corporation filed a form 8-K noticing the change of control effected on December 3, 2010 with redemption of 250,000 shares of common stock from each of the then two shareholders at a redemption price of $.0001 per share for an aggregate redemptio price of $50, the issuance of 21,000,000 additional shares of common stock at a purchase price per share at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On December 3, 2010, Canistel changed its name to Opera Jet International, Ltd. Subsequent to the change of control, on February 13, 2012, Opera Jet filed a Form 8-K noticing a business combination in the form of an acquisition of all the outstanding stock of Opera Jet a.s. and a change in its status.

     Console Acquisition Corporation: Form 10 filed on May 23, 2008, file number 000-53257. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 22, 2009, the corporation filed a form 8-K noticing the change of control effected on December 21, 2009. The company redeemed an aggregate of 500,000 shares of common stock at a redemption price of par, $.0001 and issued an additional 7,000,000 shares of common stock at a purchase price of $.0001 per share, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee.

     Hightower Acquisition Corporation:  Form 10 filed on May 23,
2008, file number 000-53258. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On May 12, 2010, the corporation filed a form 8-K noticing the change of control effected on May 12, 2010 with redemption of 375,000 shares from each of the then two shareholders at a per share redemption price at par of $.0001, the issuance of 14,200,000 additional shares of common stock at a per share purchase price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 125,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On May 12, 2010, Hightower changed its name to Adelman Enterprises, Inc.

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     Spinnet Acquisition Corporation: Form 10 filed on May 23, 2008, file number 000-53256 Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On October 5, 2009 the corporation filed a form 8-K noticing the change of control effected on September 30, 2010 with redemption of 250,000 shares from each of the then two shareholders at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share purchase price at par of $.0001, the election of new directors and appointment of new officers. Mr.
Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On September 30, 2009, Spinnet changed its name to VanHolt Group, Ltd.

     Greenmark Acquisition Corporation:  Form 10 filed on May 23,
2008, file number 000-53259. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 11, 2010, Greenmark issued an additional 2,000,000 shares to each of the then shareholders. On December 14, 2010 the corporation filed a form 8-K noticing the change of control effected on December 13, 2010 with the issuance of 200,000,000 shares of common stock at a per share purchase price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 2,500,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On December 11, 2011, Greenmark changed its name to Powerdyne International, Inc. Powerdyne Acquisition filed a Form 8-K noticing a business combination in the form of a merger with Powerdyne, Inc. (Nevada) and a change in its status on March 25, 2011.

     Alderwood Acquisition Corporation:  Form 10 filed on October 7,
2010, file number 000-54148. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 20, 2011 the corporation filed a Form 8-K noticing the change of control effected July 15, 2011 with the redemption of 19,800,000 shares of the 20,000,000 shares of outstanding stock at a per share redemption price at par of $.0001, the issuance of 26,153,846 shares of common stock for services to the company valued at par $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 100,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to SGreenTech Group Ltd. and subsequently changed to Pixtel Group Ltd.

     Oakwood Acquisition Corporation:  Form 10 filed on October 7,
2010, file number 000-54147. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
December 12, 2011 the corporation filed a Form 8-K noticing the change of control effected November 30, 2011 with the redemption of 19,500,000 shares of the 20,000,000 shares of outstanding stock at a per share redemption price at par of $.0001, issuance of 1,000,000 shares of common stock at a per share purchase price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Bristol Rhace Natural Resource
Corporation.

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     Pinewood Acquisition Corporation: Form 10 filed on October 7, 2010, file number 000-54146. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On June 1, 2011, Pinewood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 25, 2011 with the redemption of an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding common stock at a per share redemption price at par of $.0001, issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to De Yang International Group Ltd. and subsequently changed to Fun World Media, Inc.

     Sherwood Acquisition Corporation:  Form 10 filed on October 7,
2010, file number 000-54145. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 22, 2011, Sherwood Acquisition Corporation filed a Form 8-K noticing the change of control effected July 20, 2011 with the redemption of an aggregate of 19,800,000 shares of the then 20,000,000 shares of of outstanding common stock at a per share redemption price at par of $.0001, issuance of 19,800,000 additional shares of common stock at the per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr.
McKillop each beneficially retained 100,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Beachwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54423. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On August 31, 2011 Beachwood Acquisition Corporation filed a Form 8-K noticing the change of control effected August 31, 2011 with the redemption of an aggregate of 18,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, issuance of 3,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 750,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to BioPharma Manufacturing Solutions Inc. BioPharma
Manufacturing Solutions Inc. filed a Form 8-K noticing a business combination in the form of a stock-for-assets acquisition of BioPharmaceutical Process Engineering and Consulting Services and a change in its status on October 18, 2012.

     Boxwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54424. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On November 1, 2011 Boxwood Acquisition Corporation filed a Form 8-K noticing the change of control effected October 28, 2011 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 10,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned
from all offices and as directors.   The name of the corporation was
changed to GreenPower International Group, Ltd. Greenpower International filed a Form 8-K noticing a business combination in the form of an acquisition of Greenwpower International Group Limited (BVI) and a change in its status on February 13, 2012.

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     Cottonwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54425. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
November 2, 2011 Cottonwood Acquisition Corporation filed a Form 8-K noticing the change of control effected October 30, 2011 with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,700,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Creative Entertainment Holdings, Inc.

     Driftwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54426. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On February 28, 2012, Driftwood Acquisition Corporation filed a Form 8-K noticing the change of control effected February 1, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price of $.0001, the issuance of 6,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Pivotal Group, Inc. Pivotal Group, Inc. filed a Form
8-K noticing a business combination in the form of stock-for-stock acquisition of PKCCR, LLC and a change in its status on August 29, 2012.

     Moosewood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54427. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On May 23, 2012, Moosewood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 22, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to First Rate Staffing Corporation.
First Rate Staffing Corporation filed a Form 8-K noticing a business combination in the form of a merger with First Rate Staffing, LLC and First Rate Staffing, Inc. (Nevada) and a change in its status on November 13, 2012.

     Amberwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54541. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Amberwood Acquisition Corporation filed a Form 8-K noticing the change of control effected March 27, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to American Laser Healthcare Corporation.

     Bluewood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54542. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 30, 2012, Bluewood Acquisition Corporation filed a Form 8-K noticing the change of control effected April 30, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Xtreme Healthcare Corporation. Xtreme Healthcare Corporation filed a Form 8-K noticing a business combination in the form of a stock-for-stock acquisition with Xtreme Care Ambulance Inc. and a change in its status on November 13, 2012.

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     Rosewood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54544. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 3, 2012, Rosewood Acquisition Corporation filed a Form 8-K noticing the change of control effected March 31, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Silverwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54545. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On January 4, 2013, Silverwood Acquisition Corporation filed a Form 8-K noticing the change of control effected December 20, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Yellowwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54546. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 17, 2012, Yellowwood Acquisition Corporation filed a Form 8-K noticing the change of control effected April 17, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock ata per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. On June 6, 2012, Yellowwood Acquisition Corporation filed a Form 8-K noticing a business combination in the form of a merger with Ameri Metro, Inc.
which included a change of the name of Yellowwood Acquisition Corporation as the surviving corporation to Ameri Metro, Inc. and a change in its status.

     Bentwood Acquisition Corporation: Form 10 filed on January 27,
2012, file number 000-54590. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 17, 2012, Bentwood Acquisition Corporation filed a Form 8-K noticing the change of control effected July 11, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Rezilient Direct Corporation.

     Hardwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54591. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
October 5, 2012, Harwood Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Neither Mr. Cassidy nor Mr. McKillop have had further contact with the Company nor any of its officers or directors. The name of the corporation was changed to Moxian Corporation.

     Lightwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54592. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
October 16, 2012, Lightwood Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Neither Mr. Cassidy nor Mr. McKillop have had further contact with the Company nor any of its officers or directors. The name of the corporation was changed to Greenpro Resources Corporation.

     Roundwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54593. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On June 15, 2012, Roundwood Acquisition Corporation filed a Form 8-K noticing the change of control effected June 7, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 10,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Bio Oil National Corporation.


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     Timberwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54594. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On May 15, 2012, Timberwood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 12, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Entree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54720. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
October 3, 2012, Entree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 2,774,126 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs.
Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Hauge
Technology, Inc.

     Gumtree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54721. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On September 17, 2012, Gumtree Acquisition Corporation filed a Form 8-K noticing the change of control effected September 7, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock.
Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Access US
Oil & Gas, Inc.

     Sagetree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54722. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On September 27, 2012, Sagetree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Saddletree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54723. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On November 2, 2012, Saddletree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Go Green Smokeless Oil International Inc.

     Whiffletree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54724. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On November 2, 2012, Whiffletree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,750,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 125,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Whoopass Poker Corporation.

     Backgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54824. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On February 26, 2013, Backgate Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to JMJP Partners, Inc.

	Beachgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54825. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Beachgate Acquisition Corporation filed a Form 8-K noticing the change of control on March 25, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Essential Telecommunications, Inc.

	Fordgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54826. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Fordgate Acquisition Corporation filed a Form 8-K noticing the change of control on June 28, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

	Harrogate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54827. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Harrogate Acquisition Corporation filed a Form 8-K noticing the change of control on March 25, 2013 with the redemption of an aggregate of 19,600,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 200,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Live Brands, Inc.

        Sandgate Acquisition Corporation: Form 10 filed on October 10,
2012, file number 000-54830.   Mr. Cassidy and Mr. McKillop were both
directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Sandgate Acquisition Corporation filed a Form 8-K noticing the change of control on July 19, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Sunstock, Inc.

	Sidegate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54829. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the only shareholders and each was indirect beneficial owner of 10,000,000 shares.

	Tablegate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54831. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the only shareholders and each was indirect beneficial owner of 10,000,000 shares.

	Treegate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54832. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the only shareholders and each was indirect beneficial owner of 10,000,000 shares.

	Wallgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54833. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Wallgate Acquisition Corporation filed a Form 8-K noticing the change of control on May 7, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Percipience Global Corporation.

	Woodgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54834. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Woodgate Acquisition Corporation filed a Form 8-K noticing the change of control on May 16, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 8,750,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Woodgate Energy Corporation.

Conflicts of Interest

    The officers and directors of Mountainwalk have organized and expect to organize other companies with an identicial structure, purpose, officers, directors and shareholders. As such management believes there is no conflict of interest in these companies.

    In addition to the above listed companies, Messrs. Cassidy and McKillop are also the directors of, and sole beneficial shareholders of the following companies which have filed registration statements on Form 10 for the registration of their common stock pursuant to the Securities Exchange Act concurrently with the filing of this registration statement:

	Canyonwalk Acquisition Corporation
	Creekwalk Acquisition Corporation
	Glenwalk Acquisition Corporation
	Oceanwalk Acquisition Corporation

      The blank check companies with which management (including the directors) are involved are identical except for the name. As and when created, no one blank check company offers management any more favorable terms. After Tiber Creek engages a private company that wishes to become a public company and the decision is made to utilize a blank check company as part of that process, the client will choose one of the blank check companies, based solely upon the name as all other terms are identical. Thus no conflict of interest arises for management between any of the blank check companies.

	After Tiber Creek engages a private company that wishes to become a public company and the decision is made to utilize a blank check company as part of that process, any negotiation with such private company as the amount of equity interest to be retained, if any, by the then current shareholders and any other compensation or consulting arrangements occurs before the actual selection of the exact blank check company to be used. Thus no conflict of interest arises for management between any of the blank check companies.

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     Mr. Cassidy and/or Mr. McKillop may become associated with additional blank check companies prior to the time that Mountainwalk has effected a business combination.

     Mr. Cassidy is the principal of Cassidy & Associates, a securities law firm. As such, demands may be placed on the time of Mr. Cassidy which will detract from the amount of time he is able to devote to Mountainwalk. Mr. Cassidy intends to devote as much time to the activities of Mountainwalk as required. However, should such a conflict arise, there is no assurance that Mr. Cassidy would not attend to other matters prior to those of Mountainwalk.

     Mr. Cassidy is the president, sole director and shareholder of Tiber Creek Corporation, which is a shareholder of Mountainwalk. At the time of a business combination, some or all of the shares of common stock owned by Tiber Creek Corporation may be retired by Mountainwalk. The amount of common stock which may be sold or continued to be owned by Tiber Creek Corporation cannot be determined at this time.

     Mr. McKillop is the president, sole director and shareholder of ABN Bridge Corporation, which is a shareholder of Mountainwalk. At the time of a business combination, some or all of the shares of common stock owned by ABN Bridge Corporation may be retired by Mountainwalk. The amount of common stock which may be sold or continued to be owned by ABN Bridge Corporation cannot be determined at this time.

     The terms of a business combination may provide for a nominal payment by cash to Tiber Creek Corporation and ABN Bridge Corporation for the retirement of all or part of the common stock of Mountainwalk owned by them.

Investment Company Act of 1940

     Although Mountainwalk will be subject to regulation under the Securities Act and the Exchange Act, management believes Mountainwalk will not be subject to regulation under the Investment Company Act of 1940 insofar as Mountainwalk will not be engaged in the business of investing or trading in securities.

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     In the event Mountainwalk engages in business combinations which result in Mountainwalk holding passive investment interests in a number of entities, Mountainwalk could be subject to regulation under the Investment Company Act of 1940. In such event, Mountainwalk would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Mountainwalk has obtained no formal determination from the Securities and Exchange Commission as to the status of Mountainwalk under the Investment Company Act of 1940. Any violation of such Act would subject Mountainwalk to material adverse consequences.

ITEM 6.  EXECUTIVE COMPENSATION

   The officers and directors of Mountainwalk do not receive any compensation for services to Mountainwalk, have not received such compensation in the past, and are not accruing any compensation. However, the officers and directors of Mountainwalk are also indirect beneficial shareholders and anticipate receiving possible benefits as beneficial shareholders if the value of the shares of Mountainwalk increase after a business transaction is effected as in such business transaction they will likely retain some of their shares in Mountainwalk and would benefit from any such increase in share value.

     Cassidy & Associates may perform legal services for Mountainwalk after the business combination and Mr. Cassidy is a principal of such law firm.

   No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Mountainwalk for the benefit of employees.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED
         TRANSACTIONS AND DIRECTOR INDEPENDENCE.

   Mountainwalk has issued a total of 20,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act for a total of $2,000 in cash.

    James Cassidy is president and a director of Mountainwalk and the sole officer, director and the shareholder of Tiber Creek Corporation, which is a 50% shareholder of Mountainwalk.

     James McKillop is vice president and a director of Mountainwalk and the sole officer, director and shareholder of ABN Bridge Corporation which is a 50% shareholder of Mountainwalk.

    As the organizers and developers of Mountainwalk, James Cassidy and James McKillop may be considered promoters. Mr. Cassidy has provided services to Mountainwalk without charge consisting of preparing and filing

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the charter corporate documents and preparing this registration statement. Tiber Creek Corporation, a company of which Mr. Cassidy is the sole director, officer and shareholder, has paid and will continue to pay all expenses incurred by Mountainwalk until a change in control is effected, without repayment. Tiber Creek is a shareholder of Mountainwalk and may receive benefits in the future if the company is able to effect a business combination beneficial to the company.

   Mountainwalk is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that neither Mr. Cassidy nor Mr. McKillop would be considered independent directors if it were to do so.

ITEM 8.    LEGAL PROCEEDINGS

        There is no litigation pending or threatened by or against Mountainwalk.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        (a) Market Price. There is no trading market for Mountainwalk's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market
does develop, that it will continue.   There is no common stock or other
equity subject to any outstanding options or warrants or any securities convertible into common stock of Mountainwalk nor is any common stock currently being publicly offered by Mountainwalk. At the time of this registration, no shares issued by Mountainwalk are available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commission but after the requisite holding period, the shareholders of Mountainwalk could offer their shares for sale pursuant to such rule. However, all the shareholders of Mountainwalk are officers and directors and as such are subject to the rules governing affiliated persons for sales pursuant to Rule 144.

     Pursuant to Rule 144(i) of the Securities Act of 1933, the safe harbor provisions provided under Rule 144 are not available to shareholders of the Company and will continue to be unavailable until at least one year after the Company ceases to be a company with no or nominal operations and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding
12 months.

        (b) Holders. The issued and outstanding shares of the common stock of Mountainwalk were issued to two shareholders in accordance with the exemptions from registration afforded by Section 4(2) of the Securities
Act of 1933.

        (c) Dividends. Mountainwalk has not paid any dividends to date, and has no plans to do so in the immediate future. Mountainwalk presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon Mountainwalk's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of Mountainwalk's Board of Directors.

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ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, Mountainwalk has issued 20,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate purchase price of $2,000:

     On May 7, 2013 Mountainwalk issued the following shares of its common stock:

Name                       Number of Shares      Consideration

Tiber Creek Corporation (1)    10,000,000          $1,000
ABN Bridge Corporation  (2)    10,000,000          $1,000

(1) James Cassidy, president, secretary, and a director of Mountainwalk, may be deemed the beneficial owner of the shares owned by Tiber Creek Corporation.

(2) James McKillop, vice president and a director of Mountainwalk, may be deemed the beneficial owner of the shares owned by ABN Bridge Corporation.


ITEM 11.  DESCRIPTION OF REGISTRANT'S  SECURITIES TO BE REGISTERED

    The authorized capital stock of Mountainwalk consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which there are 20,000,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which none have been designated or issued.

    The following statements relating to the capital stock set forth the material terms of the securities of Mountainwalk; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Mountainwalk, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no preemptive rights to purchase the common stock of Mountainwalk. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

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Preferred Stock

     The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Mountainwalk without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Mountainwalk has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

    The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

     Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Mountainwalk, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. Mountainwalk has no present plans to issue any preferred stock.

Trading of Securities in Secondary Market

     Following a business combination, a private company will normally wish to cause Mountainwalk's common stock to trade in one or more United States securities markets. The private company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by Mountainwalk, including warrants, shares underlying warrants, and debt securities.

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     In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 ornet income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of$1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

    In 2011, the NASDAQ Stock Market adopted additional listing requirements for a company that became a 1934 Act reporting company by effecting a business combination with a public shell, whether through a reverse merger, exchange offer, or otherwise. These new requirements include (i) trading for at least one year on the OTC market or another national or foreign exchange (ii) filing of all required information, including financial, regarding the business combination (iii) timely filing of all required periodic financial reports for the prior year, which would include at least one annual report filing and (iv) maintenance of a $4 share price for at least 30 of the most recent 60 trading days prior to the initial listing application.

     If, after a business combination and qualification of its securities for trading, Mountainwalk does not meet the qualifications for listing on the Nasdaq Capital Market, Mountainwalk may apply for quotation of its securities on the OTC Bulletin Board.

     In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

     The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements.
Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

     In certain cases Mountainwalk may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

     In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of Mountainwalk will be traded following a business combination and qualification of its securities for trading.

     The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, Mountainwalk will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of Mountainwalk's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

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Transfer Agent

     It is anticipated that Globex Transfer, LLC, Deltona, Florida, will act as transfer agent for the common stock of Mountainwalk.

Additional Information

      This registration statement and all other filings of Mountainwalk when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. Mountainwalk will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing of this registration statement.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Mountainwalk's certificate of incorporation contains such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    Mountainwalk is a smaller reporting company in accordance with Regulation
S-X.


33
______________________________________________________________________

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Mountainwalk has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

       Set forth below are the audited financial statements for Mountainwalk for the period ended May 15, 2013. The following financial statements are attached to this report and filed as a part thereof.

28
______________________________________________________________________

                      FINANCIAL STATEMENTS FOR
                 Period from May 1, 2013 (Inception)
                         to May 15, 2013
34

______________________________________________________________________

                              FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm         1

Balance Sheet as of May 15, 2013                                2

Statement of Operations for the period from
May 1, 2013 (Inception) to May 15, 2013                         3

Statement of Changes in Stockholders' Equity for the
period from May 1, 2013 (Inception) to May 15, 2013             4

Statement of Cash Flows for the period from
May 1, 2013 (Inception) to May 15, 2013                         5

Notes to Financial Statements  				      6-9

______________________________________________________________________

ANTON & CHIA                               CERTIFIED PUBLIC ACCOUNTANTS

       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

To the Board of Directors
Mountainwalk Acquisition Corporation (a development stage company)


We have audited the accompanying balance sheet of Mountainwalk Acquisition Corporation (the "Company") (a development stage company) as of May 15, 2013, and the related statement of operations, changes in stockholders' equity and cash flows for the period from May 1, 2013 (Inception) through May 15, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 15, 2013 and the results of its operations and its cash flows from May 1, 2013 (Inception) through May 15, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Anton & Chia LLP
Newport Beach, CA
June 5, 2013

______________________________________________________________________

                       MOUNTAINWALK ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                              BALANCE SHEET


                      ASSETS

                                                   May 15, 2013
                                                  ---------------

  Current assets
    Cash                                         $         2,000
                                                  ---------------
            Total assets                         $         2,000
                                                  ===============

          LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities

     Accrued liabilities                         $           400
                                                  ---------------
            Total liabilities                                400
                                                  ---------------
  Stockholders' equity
    Preferred stock, $0.0001 par value,
    20,000,000 shares authorized; none
    outstanding                                              -

    Common stock, $0.0001 par value, 100,000,000
    shares authorized; 20,000,000 shares issued
    and outstanding                                        2,000

    Additional paid-in capital                               193

    Deficit accumulated during the
       development stage                                    (593)
                                                  ---------------

         Total stockholders' equity                        1,600
                                                  ---------------
         Total liabilities and stockholders'
                 equity                           $        2,000
                                                  ================

The accompanying notes are an integral part of these financial statements

______________________________________________________________________

                      MOUNTAINWALK ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF OPERATIONS


                                                  For the period from
                                                      May 1, 2013
                                                    (Inception) to
                                                     May 15, 2013
                                                  -----------------

    Revenue                                      $            -

    Cost of revenue                                           -
                                                  -----------------
    Gross profit                                              -

    Operating expenses                                      593
                                                  -----------------

    Operating loss                                         (593)

    Loss before income taxes                               (593)
                                                  -----------------
    Income tax expense                                        -

    Net loss                                     $          (593)
                                                 ==================

    Loss per share - basic and diluted           $          (0.00)
                                                  -----------------

    Weighted average shares-basic and diluted          20,000,000
                                                 ------------------



The accompanying notes are an integral part of these financial statements

______________________________________________________________________

                      MOUNTAINWALK ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                 Deficit
                                                                 Accumulated
                                Common Stock        Additional   During the    Total
                             ---------------------   Paid-in     Development   Stockholders'
                             Shares        Amount    Capital     Stage         Equity
                             ----------    --------  ---------   -----------   ------------

Balance, May 1, 2013
         (Inception)               -       $    -    $       -       $     -    $      -

Issuance of common stock     20,000,000      2,000           -             -         2,000

Additional paid-in capital         -            -          193             -           193

Net loss                           -            -            -            (593)       (593)
                             ----------     --------   ----------     ---------   ---------
Balance,
   May 15, 2013              20,000,000     $ 2,000    $    193       $   (593)   $  1,600
                             ==========     ========   ==========     =========   =========


   The accompanying notes are an integral part of these financial statements


                                   4

______________________________________________________________________

                      MOUNTAINWALK ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF CASH FLOWS


                                                     For the period from
                                                        May 1, 2013
                                                        (Inception) to
                                                        May 15, 2013
                                                       --------------

 OPERATING ACTIVITIES

   Net loss                                            $       (593)
                                                       -------------

      Change in operating assets and liabilities:

      Accrued liability                                         400
                                                       -------------
      Net cash used in operating activities                    (193)
                                                       -------------
 FINANCING ACTIVITIES

   Proceeds from issuance of common stock                     2,000

   Proceeds from stockholders contribution                      193
                                                       -------------
       Net cash provided by financing activities              2,193
                                                       -------------
   Net increase in cash                                       2,000

   Cash, beginning of period                                     -
                                                       -------------
   Cash, end of period                                 $      2,000
                                                       =============


The accompanying notes are an integral part of these financial statements

______________________________________________________________________

                  MOUNTAINWALK ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Mountainwalk Acquisition Corporation ("Mountainwalk" or "the Company") was incorporated on May 1, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Mountainwalk. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company.
The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of May 15, 2013.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance
Corporation limit as of May 15, 2013.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of May 15, 2013, there were no deferred taxes.

______________________________________________________________________

                  MOUNTAINWALK ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements


LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of May 15, 2013, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

  Level 3 inputs are unobservable inputs for the asset or liability.

The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended May 15, 2013. The Company had working capital of $1,600 and an accumulated deficit of $593 as of May 15, 2013. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

______________________________________________________________________

                  MOUNTAINWALK ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements


In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity, and the commitments the Company has obtained for the purchase of its products are not sufficient to generate adequate levels of working capital at the Company's current level of operations. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

Effective January 2013, we adopted FASB ASU No. 2011-11, Balance
Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The adoption of this update did not have a material impact on the financial statements.

Effective January 2013, we adopted FASB ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive
(ASU 2013-02). This guidance is the culmination of the FASB's deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The adoption of this update did not have a material impact on the financial statements.

Not Adopted

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic
405): Obligations Resulting from Joint and Several Liability
Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this Update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendments in this standard are effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. We are evaluating the effect, if any, adoption of ASU No. 2013-04 will have on our financial statements.

In March 2013, the FASB issued ASU No. 2013-05, Foreign Currency
Matters (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity. The amendments in ASU No. 2013-05 resolve the diversity in practice about whether Subtopic 810-10, Consolidation Overall, or Subtopic 830-30, Foreign Currency Matters Translation of Financial Statements, applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights) within a foreign entity. In addition, the amendments in this Update resolve the diversity in practice for the treatment of business combinations achieved in stages (sometimes also referred to as step acquisitions) involving a foreign entity. The amendments in this standard are effective prospectively for fiscal years, and interim reporting periods within those years, beginning December 15, 2013. We are evaluating the effect, if any, adoption of ASU No. 2013-05 will have on our financial statements.

______________________________________________________________________

                  MOUNTAINWALK ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements


In April 2013, the FASB issued ASU No. 2013-07, Presentation of
Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December
15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.
Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified
Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4   STOCKHOLDERS' EQUITY

On May 7, 2013, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.
The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of May 15, 2013, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

                                     9
______________________________________________________________________





                     INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION

3.1*                 Certificate of Incorporation of Mountainwalk
                            Acquisition Corporation

3.2*                 By-Laws of Mountainwalk Acquisition Corporation

3.3*                 Specimen stock certificate of Mountainwalk
                            Acquisition Corporation

10.1*  		     Agreement with Tiber Creek for payment of
	             expenses

*  Previously filed

______________________________________________________________________


                                  SIGNATURES


    In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                  MOUNTAINWALK ACQUISITION CORPORATION


                                  By: /s/  James Cassidy, President



Date: September 12, 2013